UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 23, 2015

Herbalife Ltd.

(Exact name of registrant as specified in its charter)

Cayman Islands	1-32381	98-0377871
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 309GT, Ugland House, South Church Street, Grand Cayman, Cayman Islands		KY1-1106
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: c/o (213) 745-0500

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Herbalife Ltd. (the “Company”) held its 2015 Annual General Meeting of Shareholders on April 23, 2015 (the “Meeting”). At the Meeting, the Company’s shareholders approved each of the matters submitted thereto for a vote, as reflected in the complete voting results set forth below. Each of the proposals is summarized in greater detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 10, 2015.

(1)	Election of Directors

	For	Withheld
Class II Directors
Pedro Cardoso	65,017,798	360,248
Jonathan Chrisotodoro	64,058,680	1,319,366
Keith Cozza	64,801,967	576,079
James L. Nelson	65,202,517	175,529

(2)	Approval, on an Advisory basis, of the Company’s Executive Compensation

For	Against	Abstain
63,576,423	1,236,941	564,682

(3)	Ratification of the Company’s Independent Registered Public Accountants for Fiscal 2015

For	Against	Abstain
76,125,261	226,948	233,292

(4)	Approval of an amendment to the Company’s Amended and Restated Memorandum and Articles of Association to Provide for Majority Voting in Uncontested Director Elections

For	Against	Abstain
65,267,709	55,646	54,691

There were 11,207,455 broker non-votes in the election of directors and with respect to the advisory vote on the Company’s executive compensation and the proposal to amend the Company’s Amended and Restated Memorandum and Articles of Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Herbalife Ltd.

April 29, 2015	By:	/s/ Mark J. Friedman
Name: Mark Friedman
Title: General Counsel